UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported) November 10, 2011

                        Commission File Number 001-33933


                         EXPLORE ANYWHERE HOLDING CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                               88-0319470
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

6150 West 200 South, #3, Wabash, Indiana                           46992
(Address of principal executive offices)                         (Zip Code)

                                  877.539.5644
              (Registrant's telephone number, including area code)
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ITEM 8.01 OTHER INFORMATION

Explore Anywhere Holding Corp. (the "Company") today announced the re-introduction of its "Keylogger PRO" brand. Both Keylogger PRO 2012 and Spybuddy(R) 2012 became available for sale and immediate digital download on the Company's website www.ExploreAnywhere.com on November 5, 2011.

Keylogger PRO 2012 is a computer monitoring product that offers customers the ability to record both keystrokes typed and screenshots. All recorded data is viewable remotely through the ExploreAnywhere Customer Account. The Company believes that this new product offering will entice customers who do not want Spybuddy's more comprehensive feature set or those customers who are looking for computer monitoring software at a lower price point.

Additionally, the Company believes it is important to note the following regarding the release of both Spybuddy(R) 2012 and Keylogger PRO 2012:

     * Spybuddy(R)2012 is intended to completely replace Spybuddy(R)2009 and therefore the Company will no longer offer or support Spybuddy(R)2009.

     * Both Spybuddy(R)2012 and Keylogger PRO 2012 share the same software code, whereas the two are technically the same product, but where Keylogger PRO 2012 has most of the Spybuddy(R)2012 features disabled.

     * Both products are offered at new price points. Spybuddy(R) 2012 is initially being offered at $59.99 USD (increased from Spybuddy(R) 2009's $49.95 USD) and Keylogger PRO 2012 is initially being offered at $29.99 USD.

     * Both products are being offered under terms representing a different business model than has previously been offered for these products - previously, they were both sold as stand-alone products for a one-time purchase price, whereas now they are being offered as subscription products with a one-year license fee. At the time of purchase, customers must also agree to automatically be charged for the second year's license fee in order to continue using either product beyond the first year from their original purchase date. The Company believes that this is a significant change in its business model and cannot anticipate the immediate or future success of this model.

     * The remote viewing capabilities of both products requires the Company to maintain server space to store customer recorded data. As a result, the Company will incur additional support costs as well as additional variable costs per customer. However, these costs cannot yet be estimated and may only be known at a future date if the Company ever achieves a yet undetermined volume of customers.

The Company's management believes that Keylogger PRO, with its narrower range of features and lower price point, will appeal to customers who do not need or desire Spybuddy's more comprehensive set of monitoring features. Also, the fact that Keylogger PRO 2012 uses the same code base as Spybuddy(R) 2012 is the first example of the Company's plan to offer many Company products all with different feature sets and different price points with little additional development by using the same code base.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2011

EXPLORE ANYWHERE HOLDING CORP.


By: /s/ Bryan Hammond
    ---------------------------------------
Name:  Bryan Hammond
Title: President

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